Exhibit 99.3

SARS SUBSIDIARY FILES VOLUNTARY CH. 11 PETITION

Press Release Source: SARS Corp. WASHINGTON, IL. April 27, 2010 (GLOBE NEWSWIRE) –SARS Corp., ("SARS" the "Company")(Pink Sheets: SARO - News) today announced that its wholly owned, operating subsidiary, FasTech Services, Inc., a Nevada corporation (“FasTech Services”), filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code for the purpose of rehabilitating its financial affairs (the “Petition”).  FasTech Services filed the Petition with the United States Bankruptcy Court for the Central District of Illinois, under case number 10-81323.

The filing of the Petition places an automatic stay that restrains most actions that a creditor could commence or continue against FasTech Services and its assets, under applicable bankruptcy law, without the permission of the Bankruptcy Court.  Following recent actions of certain the FasTech Services's creditors, management of FasTech Services and its parent corporation, SARS, concluded it would be prudent for FasTech Services to file the Petition and to obtain the protection of the automatic stay in order to preserve assets and its ongoing HVAC, air conditioning, plumbing and electrical installations operations and facilities monitoring services operations for the benefit of all of its creditors.

Frank Bonadio, COO of SARS, commented, “While operating under Chapter 11, FasTech intends to continue implementing its business plan of reducing costs, consolidating its operations and expenses, and seeking additional debt and/or equity financing with the objective of successfully reorganizing FasTech’s financial affairs while expanding its business."

About SARS Corp.
SARS, d/b/a FasTech Holdings, Inc., is a control systems contracting and services company, providing design and sales, installation services, and monitoring software to building owners and operators. We design, install, and service innovative systems to create comfortable, efficient environments, and facilitate the use of systems automation and controls monitoring in commercial spaces. Our preferred HVAC solutions reduce energy consumption and greenhouse gases while increasing operating efficiency. We offer software solutions that enable building owners and management companies to manage and control assets remotely. This high level of visibility means any problems can be resolved faster, maintaining occupant comfort and minimizing deviations from energy saving strategies. The potential benefits of FasTech Services's systems include reduced operating costs, preserved system investments, increased equipment life, lowered maintenance costs, rapid problem identification, and improved operating efficiency.

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FasTech Services, Inc. ("FasTech Services"), a wholly owned subsidiary of FasTech, was formed by the consolidation of a conglomerate of mechanical and electrical construction, energy infrastructure, and facilities services companies that design, install, service and monitor systems that create comfortable, efficient facility environments. It installs building automation technology for commercial spaces in various industries and monitors and controls these systems from off-site locations. FasTech Services specifically provides services for industrial, residential and commercial heating ventilation and air conditioning ("HVAC") systems as well as plumbing, piping and necessary fixtures. The companies acquired included Environmental Insulation, Inc., ESDD, LLC, Alternatech, Inc., Swank Enterprises, Inc. d/b/a Art & Print, Inc., Associated Mechanical, Inc. and R.J. Power Plumbing & Heating Company. For more information about FasTech, visit www.fastech-inc.com.
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Safe Harbor Statement
This Press Release contains forward-looking statements identified as such because the context of the statement includes the words such as SARS "expects," "should," "believes," "anticipates" or words of similar import. Forward-looking statements are subject to certain risks and uncertainties including the financial performance of SARS which could cause actual results, performance or achievements of SARS to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.
This Press Release does not constitute or form any part of any offer or invitation to sell or issue or any solicitation of any offer to purchase or subscribe for any securities in any jurisdiction, nor shall it (or any part of it) or the fact of its distribution form the basis of, or be relied upon in connection with, or act as any inducement to enter into, any contract or commitment therefore. "Forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, may be included in this press release. These statements relate to future events and/or our future financial performance. These statements are predictions and may differ materially from actual future events or results. SARS disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. Please refer to the documents filed by SARS with the Securities and Exchange Commission, which identify important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to, risks associated with our ability to: (i) obtain favorable treatment under FasTech Service’s Ch. 11 Petition that will allow SARS restructure its debts in order satisfy its creditors from operating revenues (ii) increase revenues and gain profitability, (iii) collect payables, (iv) obtain financing necessary to restructure its current liabilities and long term debt obligations (v) successful integrate the business, books and records and management of the FasTech entities with that of SARS, (vi) develop new services and markets for our services, remain in compliance with regulatory rules and regulations and to integrate such services with the products/services of co-joint ventures (vi) manage and finance potential business acquisitions and their consolidations into a single business and (vii) foresee and make necessary changes to our business strategies.
Contact:
FasTech Holdings, Inc.
Investor Relations:
309-427-5961